Exhibit 99.1

CollectorSolutions, Inc.

AND SUBSIDIARY

PENSACOLA, FLORIDA

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

CollectorSolutions, Inc.

AND SUBSIDIARY

PENSACOLA, FLORIDA

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

CollectorSolutions, Inc.

Pensacola, Florida

We have audited the accompanying consolidated financial statements of CollectorSolutions, Inc. and subsidiary, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

To the Board of Directors

CollectorSolutions, Inc.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CollectorSolutions, Inc. and subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Consolidating Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information on pages 15 and 16 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the results of operations of the individual companies, and it is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting or other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the consolidating information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Saltmarsh, Cleaveland & Gund

Pensacola, Florida
March 22, 2016

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$475,213	$435,348
Accounts receivable	436,917	514,427
Settlement assets -
Cash	6,399,919	6,948,515
Settlement receivables	8,647,239	6,592,167
Income taxes receivable	22,565	-
Related party loans receivable	12,350	7,108
Prepaid expenses and other current assets	75,082	46,987
Total current assets	16,069,285	14,544,552

Property and Equipment, net	707,475	400,294

Other Assets:
Related party loans receivable, less current portion	92,245	56,229
Intangible assets, net	200,000	233,333
Total other assets	292,245	289,562

Total Assets	$17,069,005	$15,234,408

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Current portion of long-term debt	$669,900	$284,896
Accounts payable	332,306	298,371
Accrued expenses	1,133,599	984,646
Income taxes payable	-	111,900
Settlement obligations	14,216,289	12,875,912
Total current liabilities	16,352,094	14,555,725

Other Liabilities:
Long-term debt, less current portion	761,554	1,433,324
Deferred income taxes	266,000	115,000
Total other liabilities	1,027,554	1,548,324

Total liabilities	17,379,648	16,104,049

Commitments and Contingencies	—	—

Stockholders' Deficit:
Common stock - no par value; 500,000 shares authorized, 251,895 issued	55,728	55,728
Retained earnings	1,552,346	993,348
Treasury stock, at cost; 63,943 shares	(1,918,717)	(1,918,717)
Total stockholders' deficit	(310,643)	(869,641)

Total Liabilities and Stockholders' Deficit	$17,069,005	$15,234,408

The accompanying notes are an integral
part of these consolidated financial statements.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

Revenue	$16,261,227	$14,334,282

Costs of Revenue	9,587,459	8,257,728

Gross Profit	6,673,768	6,076,554

Selling, General and Administrative Expenses	5,448,571	4,708,946

Depreciation and Amortization	255,125	179,105

Income From Operations	970,072	1,188,503

Other Income (Expense):
Release from contractual separation obligation	-	1,312,669
Interest income	2,564	3,091
Interest expense	(67,738)	(35,116)
Other income	-	117
Total other income (expense), net	(65,174)	1,280,761

Income Before Income Taxes	904,898	2,469,264

Income Tax Expense	345,900	912,200

Net Income	$558,998	$1,557,064

The accompanying notes are an integral
part of these consolidated financial statements.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

YEARS ENDED DECEMBER 31, 2015 AND 2014

			Retained
			Earnings
	Common Stock		(Accumulated	Treasury Stock
	Shares	Amount	Deficit)	Shares	Amount	Total

Balance, January 1, 2014	251,895	$55,728	$(563,716)	42,384	$(529,520)	$(1,037,508)

Stock repurchase	-	-	-	21,559	(1,389,197)	(1,389,197)

Net income	-	-	1,557,064	-	-	1,557,064

Balance, December 31, 2014	251,895	55,728	993,348	63,943	(1,918,717)	(869,641)

Net income	-	-	558,998	-	-	558,998

Balance, December 31, 2015	251,895	$55,728	$1,552,346	63,943	$(1,918,717)	$(310,643)

The accompanying notes are an integral
part of these consolidated financial statements.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
Cash Flows From Operating Activities:
Net income	$558,998	$1,557,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	255,125	179,105
Bad debt expense	1,090	-
Deferred income taxes	151,000	630,000
Release from contractual separation obligation	-	(1,312,669)
Changes in operating assets and liabilities -
Accounts receivable	76,420	(193,318)
Settlement assets	(1,506,476)	290,485
Income taxes receivable	(22,565)	-
Prepaid expenses and other current assets	(28,095)	(2,613)
Accounts payable	33,935	44,064
Accrued expenses	148,953	224,688
Income taxes payable	(111,900)	(89,800)
Settlement obligations	1,340,377	(126,396)
Contractual separation obligation	-	(344,158)
Net cash provided by operating activities	896,862	856,452

Cash Flows From Investing Activities:
Purchases of property and equipment	(528,973)	(204,957)
Loan to related party	(49,000)	-
Repayment of loans to related parties	7,742	4,207
Net cash used in investing activities	(570,231)	(200,750)

Cash Flows From Financing Activities:
Proceeds from revolving loans	830,250	180,000
Repayment of revolving loans	(832,274)	(197,415)
Proceeds from long-term debt	-	1,135,000
Repayment of long-term debt	(284,742)	(116,743)
Stock repurchase	-	(1,350,000)
Net cash used in financing activities	(286,766)	(349,158)

Net Increase in Cash and Cash Equivalents	39,865	306,544

Cash and Cash Equivalents at Beginning of Year	435,348	128,804

Cash and Cash Equivalents at End of Year	$475,213	$435,348

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$67,738	$35,116
Cash paid during the year for income taxes	$335,000	$372,000

Supplemental Disclosures of Noncash Investing and Financing Activities:
Related party loan receivable reclassified to treasury stock	$-	$39,197

The accompanying notes are an integral
part of these consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:

CollectorSolutions, Inc. (“CSI”) provides electronic payment processing services primarily to government agencies, tax collectors, municipalities, and utilities throughout the United States of America. CSI specializes in the processing, management and reconciliation of credit card, debit card and electronic check (“e-check”) payments executed via web, integrated voice response (“IVR”), point-of-sale or mobile devices. CSI is incorporated under the laws of the State of Florida, with its headquarters located in Pensacola, Florida.

In June 2014, CSI Health, LLC (“CSI Health”) was organized under the laws of the State of Florida. CSI Health is owned 51% by CSI and 49% by certain employees of CSI. CSI Health is engaged in the business of providing patient engagement and data analysis services and products for counties and municipalities administering Medicaid programs. No revenues have been generated by CSI Health. Selling, general and administrative expenses incurred by CSI Health during 2015 and 2014 were $242,135 and $151,135, respectively. On February 22, 2016, CSI entered into an agreement to sell its entire ownership interest in CSI Health to a minority interest holder for $1.

Principles of Consolidation:

The consolidated financial statements include the accounts of CSI and its majority-owned subsidiary, CSI Health (collectively, the “Company”). All intercompany balances and transactions have been eliminated.

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

CSI’s revenue is derived from processing credit card, debit card and e-check transactions, including authorization, capture, clearing, settlement and information reporting of the electronic transactions. The fees charged consist of either a percentage of the dollar volume of the transaction or a fixed fee, or both, and are recognized at the time of the transaction. Amounts charged include interchange fees of $7,325,350 and $6,220,153 for the years ended December 31, 2015 and 2014, respectively. Other fees assessed to certain customers and remitted to partner entities for web and IVR supporting services provided by CSI’s partner entities are presented on a net basis.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Costs of Revenue:

CSI’s costs of revenue consist of processing and interchange fees paid to processors and payment networks.

Cash and Cash Equivalents:

The Company considers all highly liquid investments readily convertible to cash with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable:

Accounts receivable represent processing revenues earned but not collected. These amounts are billed to certain customers on a monthly basis apart from the settlement process. Accounts receivable are reported at the amount management expects to collect from balances outstanding. Management analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customers’ payment tendencies when evaluating the adequacy of the allowance for doubtful accounts. Uncollectible receivables are written off when all collection procedures have been exhausted. There was no allowance for doubtful accounts as of December 31, 2015 and 2014.

Settlement Assets and Obligations:

Settlement assets and obligations result from CSI’s processing services and associated settlement activities. Settlement receivables are due from credit card associations and debit networks. Certain cash accounts included in settlement assets are accounts to which CSI does not have legal ownership but has the right to use to satisfy the related settlement obligations. CSI records corresponding settlement obligations for amounts payable to customers, net of processing fees earned by CSI. Settlement receivables and payables for credit and debit card transactions are recorded at the gross transaction amounts. The gross amounts are then processed through CSI’s settlement accounts, and CSI retains its fees for the transactions upon settlement. In processing e-check transactions, CSI provides instructions to originating depository financial institutions to transfer funds to its customers’ designated bank accounts from their customers’ designated bank accounts, pursuant to their customers’ authorization and instruction in a given payment transaction. Settlement receivables for e-check transactions consist of only CSI’s fees for the transactions. Settlement receivables are generally collected within four business days. Settlement obligations are generally paid within three business days, regardless of when the related settlement receivables are collected.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment:

Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, ranging from three to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is expensed as incurred. Significant renewals and betterments are capitalized.

Intangible Assets:

Intangible assets consist of acquired customer relationships that are being amortized on a straight-line basis over a period of 15 years. CSI acquired the customer relationships in December 2006 for $500,000. CSI reviews the acquired customer relationships for possible impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. There was no impairment indicated at December 31, 2015. Accumulated amortization was $300,000 and $266,667 at December 31, 2015 and 2014, respectively. Amortization expense was $33,333 for each of the years ended December 31, 2015 and 2014. Amortization expense will be $33,333 for each of the next five years.

Income Taxes:

CSI’s current income taxes are based on the taxable income for the year. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

For federal income tax purposes, CSI Health has elected to be taxed as a partnership. In accordance with the terms of the Operating Agreement, all of CSI Health’s losses were allocated to CSI.

Subsequent Events:

Management has evaluated subsequent events through March 22, 2016, which is the date the consolidated financial statements were available to be issued.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2015	2014

Software	$543,412	$60,166
Equipment	678,096	642,244
Furniture and fixtures	66,956	57,081
	1,288,464	759,491
Less accumulated depreciation	580,989	359,197

Property and equipment, net	$707,475	$400,294

Depreciation expense for the years ended December 31, 2015 and 2014, was $221,792 and $145,772, respectively.

NOTE 3 - RELATED PARTY TRANSACTIONS

Related Party Loans Receivable:

CSI has unsecured loans receivable due from one executive officer and stockholder of $90,581 and $47,317 as of December 31, 2015 and 2014, respectively. Additionally, CSI has an unsecured loan receivable due from a second executive officer and stockholder of $14,014 and $16,020 as of December 31, 2015 and 2014, respectively. The loans bear interest from 1.6% to 1.8%. In December 2015, the Board of Directors agreed to forgive the remaining balances due on these loans at any time after January 1, 2016. In February 2016, the remaining balances due on these loans were forgiven.

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cOLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:

	2015	2014
$250,000 revolving line of credit, interest at the greater of 4.75% or prime plus 1.35% (4.85% at December 31, 2015)	$185,268	$207,292

$500,000 revolving line of credit, interest at one-month LIBOR plus 2% (2.44% at December 31, 2015)	20,000	-

Notes payable, maturities through November 2018, interest at fixed rates ranging from 4.3% to 4.55%	963,479	1,238,265

Note payable to former stockholder, unsecured, interest at 3%	262,707	272,663
	1,431,454	1,718,220
Less current maturities	669,900	284,896

Long-term debt, less current portion	$761,554	$1,433,324

Scheduled maturities of long-term debt are as follows:

2016	$669,900
2017	482,706
2018	278,848

$1,431,454

CSI has a $250,000 revolving line of credit that is due on demand and matures in June 2017. Interest-only payments on outstanding borrowings are due monthly. Substantially all of CSI’s assets collateralize the borrowings under the revolving loan and notes payable. The revolving loan and notes payable are personally guaranteed by an executive officer and stockholder. In addition, each of these loans is subject to cross-collateral and cross-default provisions with each of the other loans with the bank. Covenants include requirements for minimum debt service coverage ratios.

CSI also has an unsecured $500,000 revolving line of credit that matures in October 2016 from another bank. Interest-only payments on outstanding borrowings are due monthly.

The note payable to a former stockholder, originally scheduled to mature in 2035, is subject to accelerated repayment if the Company is sold. As discussed in Note 9, management expects to sell the Company and repay the loan in 2016. Accordingly, the balance is classified as a current liability at December 31, 2015.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 5 - INCOME TAXES

The provision for income taxes consists of the following:

	2015	2014
Current:
Federal	$163,700	$248,100
State	31,200	34,100
	194,900	282,200
Deferred:
Federal	135,500	565,500
State	15,500	64,500
	151,000	630,000

Total income tax expense	$345,900	$912,200

The effective income tax rate for the years ended December 31, 2015 and 2014 differs from the statutory federal tax rate due to the effects of state taxes and expenses deductible for financial reporting purposes that are not deductible for tax purposes.

CSI’s deferred tax liability of $266,000 and $115,000 as of December 31, 2015 and 2014, respectively, relates to depreciation of property and equipment.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Lease:

The Company leases its office facilities under an operating lease that commenced in June 2010 and expires in May 2016. The Company is also obligated to pay its proportionate share of the lessor’s operating expenses, including taxes, insurance, common area maintenance charges, and various other expenses related to property.

Rent expense (excluding taxes and other charges) was $95,334 and $92,558 for the years ended December 31, 2015 and 2014, respectively. The future minimum lease payments of $39,723 (excluding taxes and other charges) are payable through May 2016.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 6 - COMMITMENTS AND CONTINGENCIES (Continued)

Concentration - Major Customers:

CSI derived 42% and 44% of its revenue for the years ended December 31, 2015 and 2014, respectively, from contracts with various state agencies, county governments, and municipal utilities in one state.

Concentration of Credit Risk:

CSI’s cash balances held at financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits.  At December 31, 2015, CSI had cash balances of approximately $3,814,000 held by financial institutions in excess of insured limits.

NOTE 7 - CONTRACTUAL SEPARATION OBLIGATION

In June 2012, CSI entered into a Separation and General Release Agreement with the former president of CSI. The agreement stated that in the event of his separation, whether voluntarily or involuntarily, he would receive a severance payment equaling four times his annual last 12 months’ salary, payable in equal installments over the 60-month period following the separation date. In addition, he was to receive 18 months of health, dental, and life insurance coverage, to be paid by CSI. As the contract provided for a guaranteed payment upon separation, and the amount was estimable, CSI recognized the liability at the inception of the contract, and the entire estimated amount payable for the contractual separation obligation of $1,744,660 was expensed in 2012. In September 2013, the president voluntarily resigned and, in accordance with the terms of the agreement, the payments commenced in October 2013. In December 2014, the parties entered into a Redemption and Settlement Agreement, pursuant to which CSI repurchased his 21,559 shares of common stock for total consideration of $1,389,197, and CSI was released from all future obligations under the Separation and General Release Agreement. CSI recognized a gain on the release of the contractual separation obligation of $1,312,669 in 2014.

NOTE 8 - EMPLOYEE BENEFIT PLAN

CSI sponsors a defined contribution 401(k) plan that covers substantially all employees. CSI makes matching contributions of 100% of applicable pre-tax contributions up to the first 3% of included compensation, plus 50% of applicable contributions up to the next 2% of included compensation. CSI’s matching contributions were $96,499 and $82,816 for the years ended December 31, 2015 and 2014, respectively. Profit sharing contributions are made at the discretion of the Board of Directors. Profit sharing contributions, if any, are included in accrued expenses at year-end and paid to the plan the following year. There were no profit sharing contributions for the years ended December 31, 2015 and 2014.

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COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

NOTE 9 - MERGER AGREEMENT

On February 22, 2016, CSI entered into an agreement to be acquired by JetPay Corporation (“JetPay”), a leading provider of ecommerce debit and credit card processing, payroll and human capital management, and prepaid card services. The Board of Directors of both companies have approved the transaction. The merger will be funded primarily through the issuance of shares of JetPay common stock and the assumption of CSI’s debt. The transaction is expected to close in 2016 and is subject to customary regulatory and other closing conditions being satisfied, including approval by JetPay’s stockholders of the issuance of the JetPay shares in connection with the merger.

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SUPPLEMENTARY INFORMATION

COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 2015

	Collector	CSI
	Solutions, Inc.	Health, Inc.	Eliminations	Consolidated

Revenue	$16,261,227	$-	$-	$16,261,227

Costs of Revenue	9,587,459	-	-	9,587,459

Gross Profit	6,673,768	-	-	6,673,768

Selling, General and Administrative Expenses	5,206,436	242,135	-	5,448,571

Depreciation and Amortization	255,125	-	-	255,125

Income (Loss) From Operations	1,212,207	(242,135)	-	970,072

Other Income (Expense):
Loss from subsidiary	(242,135)	-	242,135	-
Interest income	2,564	-	-	2,564
Interest expense	(67,738)	-	-	(67,738)
Total other expense, net	(307,309)	-	242,135	(65,174)

Income (Loss) Before Income Taxes	904,898	(242,135)	242,135	904,898

Income Tax Expense	345,900	-	-	345,900

Net Income (Loss)	$558,998	$(242,135)	$242,135	$558,998

15

COLLECTORSOLUTIONS, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENTS OF INCOME

YEAR ENDED DECEMBER 31, 2014

	Collector	CSI
	Solutions, Inc.	Health, Inc.	Eliminations	Consolidated

Revenue	$14,334,282	$-	$-	$14,334,282

Costs of Revenue	8,257,728	-	-	8,257,728

Gross Profit	6,076,554	-	-	6,076,554

Selling, General and Administrative Expenses	4,557,811	151,135	-	4,708,946

Depreciation and Amortization	179,105	-	-	179,105

Income (Loss) From Operations	1,339,638	(151,135)	-	1,188,503

Other Income (Expense):
Release from contractual separation obligation	1,312,669	-	-	1,312,669
Loss from subsidiary	(151,135)	-	151,135	-
Interest income	3,091	-	-	3,091
Interest expense	(35,116)	-	-	(35,116)
Other income	117	-	-	117
Total other income, net	1,129,626	-	151,135	1,280,761

Income (Loss) Before Income Taxes	2,469,264	(151,135)	151,135	2,469,264

Income Tax Expense	912,200	-	-	912,200

Net Income (Loss)	$1,557,064	$(151,135)	$151,135	$1,557,064

16